Exhibit 10.10
EXECUTION COPY
STOCKHOLDERS’ AGREEMENT
     THIS STOCKHOLDERS’ AGREEMENT (the “Agreement”) is made and entered into effective as of the 10th day of February, 2004, by and among CROSMAN ACQUISITION CORPORATION, a Delaware corporation (the “Company”), COMPASS CROSMAN PARTNERS, L.P., a Bahamian limited partnership (“Compass”), NORWEST MEZZANINE PARTNERS I, LP, a Minnesota limited partnership (“Norwest”), KEN D’ARCY, an individual (“D’Arcy”), STEVE UPHAM, an individual (“Upham”), DAN SCHULTZ, an individual (“Schultz”), ROBERT BECKWITH, an individual (“Beckwith”), and each additional holder (if any) of Shares (as defined herein) signing an Additional Holder Signature Page in the form attached as Exhibit A hereto (each, a “New Holder” and, collectively, the “New Holders”). D’Arcy, Upham, Schultz and Beckwith are sometimes referred to herein as the “Management Stockholders”. Compass, Norwest, the Management Stockholders and the New Holders (if any) are sometimes referred to herein individually as a “Stockholder” and collectively as the “Stockholders”.
RECITALS:
     The following recitals are representations of the parties hereto with respect to certain factual matters that form the basis of this Agreement and are an integral part of this Agreement:
     A. The Company is authorized to issue one million five hundred thousand (1,500,000) shares of Common Stock, par value $0.01 per share (collectively, the “Shares”), 558,473 of which are currently issued and outstanding (the “Outstanding Shares”).
     B. The Company may hereafter authorize the issuance of and/or issue up to 75,000 Shares to its directors and certain designated employees pursuant to the terms of one or more stock option plans and/or stock option agreements and any related buy/sell agreements (collectively, the “Stock Options”).
     C. The Company, Compass, Norwest, the Management Stockholders and certain other persons named therein are parties to that certain Stock Purchase and Redemption Agreement of even date herewith (the “Stock Purchase Agreement”), pursuant to which Compass purchased from certain stockholders 440,310 Shares, and Norwest purchased 77,909 Shares.
     D. The Company, Crosman Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Crosman”), and Norwest, as Purchaser, are parties to a certain Subordinated Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”), pursuant to which Norwest has, among other things, agreed to purchase certain Notes (as defined therein) in the original principal amount of $14,000,000 from Crosman (the “Notes”).
     E. The Company and the Stockholders desire to set forth their agreement with respect to ownership of Shares and establish consistent policies with respect to the management of the Company and the transfer of Shares.

AGREEMENT:
     In consideration of the forgoing Recitals and the mutual promises contained in this Agreement and other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1 — GENERAL RESTRICTION ON TRANSFER
     In order to assure the Company and the Stockholders the benefit of this Agreement, no Stockholder shall sell, exchange, give, transfer, assign, pledge, encumber, hypothecate or otherwise dispose (“transfer”) of any Shares or any legal, beneficial or other interest in any Shares (including, without limitation, transfers by way of intestacy, will, gift, bankruptcy, execution, seizure and sale by legal process, by operation of law or otherwise) except as expressly provided in this Agreement.
SECTION 2 — PERMITTED TRANSFERS
     (a) Without first complying with the provisions of Section 3, below, and subject to the provisions of the Stock Options, the Stockholders may transfer legal and/or beneficial ownership of Shares only (i) in an Open Market Transaction (as defined below), (ii) pursuant to Section 4 hereof, (iii) pursuant to Section 5 hereof (provided that Compass shall be required to comply with Section 3 prior to offering the Tag-Along Rights set forth in said Section 5), or (iv)(A) among themselves, (B) to any Affiliate (defined below) of Compass or Norwest, and/or (C) in the case of a Management Stockholder, to such Management Stockholder’s spouse, lineal descendants or trusts for the benefit of any of them or any partnership, corporation or other entity that is and remains owned or controlled by them; provided that the transferring Management Stockholder shall retain voting control over the Shares transferred through a voting trust or similar arrangement (each transferee described in any of clauses (iv)(A), (B) or (C), a “Permitted Transferee”). Any Shares transferred by a Stockholder to a Permitted Transferee shall remain subject to the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, however, if any term or provision contained in this Agreement relating to the rights and/or obligations of Stockholders to transfer Shares shall be inconsistent with any term or provision contained in the Stock Options, the terms of the Stock Options, as applicable, shall control.
     (b) As used in this Agreement, “Affiliate” of a Person shall mean any other Person directly or indirectly controlling, under common control with, or controlled by such Person. An Affiliate of any Person shall include any officer, director, manager, employee or (direct or indirect) record or beneficial owner of any equity interest in such Person. For purposes of the definition of Affiliate, “control” when used with respect to any specific Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings relative to the foregoing. As used herein, “Person” shall mean any individual, sole proprietorship, or other entity of any kind or nature including without limitation any corporation, partnership, trust, unincorporated organization, limited liability company, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

     (c) As used in this Section 2, the term “Open Market Transaction” means the sale of Shares in an open market transaction at such time as there exists a bona fide public market for such Shares, such transaction including, without limitation a sale pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 (or any successor rule, which shall not include Rule 144A) under such Securities Act.
     (d) Except as expressly permitted in Section 2(f) below, nothing in this Section 2 shall be deemed to permit the Company to repurchase any of its Shares from a Management Stockholder or any other Stockholder. If the Company desires to effect any such purchase, it shall send notice to all of the Stockholders describing (i) the Stockholder from whom it desires to make such repurchase and, if applicable, the event giving rise to the request to make such repurchase, (ii) the number of Shares which are the subject of the repurchase, (iii) the proposed repurchase price and (iv) the fair market value of the subject Shares as determined by the Company’s Board of Directors in its sole discretion. Each of Compass and Norwest shall have the right to consent or withhold its consent to such repurchase in its sole discretion.
     (e) Notwithstanding any provision of this Agreement to the contrary, without first complying with the provisions of Section 3, below, and without obtaining the consent of Norwest or any other Stockholder, Compass shall be permitted to sell and transfer up to an aggregate of 30,000 Shares to directors, officers and employees of the Company or any subsidiary thereof; provided that in the case of a sale to officers or employees of the Company or any subsidiary of the Company, such sale is made with in 90 days of the date hereof.
     (f) Notwithstanding any provision of this Agreement to the contrary, without first complying with the provisions of Section 3, below, and without obtaining the consent of Norwest or any other Stockholder, the Company, Compass and/or Norwest, in their sole discretion, shall be permitted to purchase from any Management Stockholder, or any other director, officer or employee of the Company or any subsidiary thereof, upon termination of employment (in the case of an officer or employee), or upon such person ceasing to be a director, any Shares sold to such individual on or before the date hereof or pursuant to the provisions of Section 2(e) hereof; provided, however, that in no event shall the Company purchase any such Shares at a price greater than the fair market value of such Shares on the date of such purchase, as determined by the Company’s Board of Directors.
     (g) As security for the payment and performance of each New Holder’s obligations under this Agreement, such New Holder hereby pledges and grants to the Company a security interest in all of such New Holder’s rights, title and interest in, to and under all of its Shares, the stock certificates evidencing the same and all dividends, distributions and other proceeds therefrom. In order to perfect such security interest, upon the request of the Company or Compass from time to time, each New Holder shall promptly deliver to the Company all stock certificates evidencing the Shares of such new Holder, together with a stock power executed in blank in a form acceptable to the Company and its counsel. Upon a breach of any covenant or agreement of such New Holder under this Agreement and the failure of such New Holder to cure the same within five (5) days after receipt of written notice thereof from the Company or

Compass, the Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Delaware.
SECTION 3 — RIGHTS OF FIRST REFUSAL
     (a) Company’s Right. If a Stockholder or any Permitted Transferee (a “Selling Stockholder”) desires to dispose of all or any part of the Shares owned by such Selling Stockholder (“Offered Shares”) in a privately-negotiated transaction pursuant to a bona fide offer (the “Offer”) from a person or entity other than a Permitted Transferee, then:
     (i) The Selling Stockholder first shall offer in writing to sell all of the Offered Shares to the Company on the same terms as set forth in the Offer, and remit written notice to the Company of the material terms of the Offer (the “Offered Terms”); and
     (ii) The Company may elect to purchase all of the Offered Shares on the Offered Terms by providing written notice to the Selling Stockholder within thirty (30) days after receiving the notice of offer, otherwise the offer will be deemed declined by the Company. The determination by the Company shall be made by a majority of the directors, excluding the Selling Stockholder (if such Selling Stockholder is a director).
     (b) Compass’ Right. If the Company does not elect to purchase the Offered Shares within the applicable time period, the Selling Stockholder next shall (i) offer in writing to sell all of the Offered Shares to Compass and (ii) remit written notice to Compass of the Offered Terms. Compass may elect to purchase the Offered Shares on the Offered Terms by providing written notice to the Selling Stockholder within twenty (20) days after receipt of the notice of offer, otherwise the offer will be deemed declined by Compass. If Compass elects to purchase all or part of the Offered Shares, then the Selling Stockholder shall sell such number of Offered Shares with respect to which Compass exercised such option to Compass in accordance with the provisions of this Section 3.
     (c) Other Stockholders’ Rights. If Compass elects to purchase all of the Offered Shares, then the remaining Stockholders shall not have the option or right to purchase any of the Offered Shares. However, if Compass elects not to purchase any of the Offered Shares or to purchase less than all of the Offered Shares, then the Selling Stockholder shall (i) offer in writing to sell the Offered Shares not purchased by Compass (the “ROFR Shares”) to the remaining Stockholders as provided below and (ii) remit written notice to such Stockholders of the Offered Terms. Each such Stockholder may elect to purchase ROFR Shares on the Offered Terms by providing written notice to the Selling Stockholder within twenty (20) days after receipt of the notice of offer, otherwise the offer will be deemed declined by such Stockholder. If more than one such Stockholder elects to purchase ROFR Shares, then each such Stockholder shall have the right to purchase only that proportion of the ROFR Shares which the number of Shares then owned by such Stockholder bears to the total number of Shares then held by all of the Stockholders which exercised their purchase options hereunder.
     (d) Requirements for Sale. Notwithstanding anything herein to the contrary, a Selling Stockholder shall not be required to sell any Offered Shares to the Company, Compass or the other Stockholders hereunder unless the Company, Compass and the other Stockholders, together, purchase all but not less than all of such Offered Shares.
     (e) Closing Date. If the Company, Compass or any other Stockholders elect to purchase all of the Offered Shares on the Offered Terms in accordance with the provisions of this Section 3, then the transaction(s) contemplated by this Section 3 shall be consummated and payment made in accordance with the Offered Terms on the date which is the later of: (i) the date specified in the offer; or (ii) thirty (30) days after the Company, Compass or the other Stockholders, as the case may be, exercise their option to purchase the Offered Shares.
     (f) Sale to Original Offeror; Renewal of Right of First Refusal. If the Company, Compass and the other Stockholders together do not elect to purchase all of the Offered Shares within the time period specified in paragraph (a), (b) or (c), as applicable, of this Section 3, then the Selling Stockholder may sell such Offered Shares to the person or entity making the Offer if, but only if: (i) the sale of the Offered Shares is consummated within sixty (60) days following the last day on which Compass or the other Stockholders could exercise their respective rights to purchase the Offered Shares; and (ii) the Company shall have received an original Additional Holder Signature Page in the form attached as Exhibit A hereto executed by the purchaser of the Offered Shares. If the Selling Stockholder fails to sell the Offered Shares in accordance with this paragraph, then the provisions of this Section 3 shall automatically renew and the Selling Stockholder must again comply with all of the requirements contained in this Section 3.
     (g) Effect of Change in Offered Terms. Each time the Offered Terms are altered in any fashion, including, but not limited to, changes in the proposed purchaser or the consideration to be paid or manner of payment, then the provisions of this Section 3 shall automatically renew as if a totally new transaction were proposed.
SECTION 4 — DRAG-ALONG RIGHTS
     (a) Notwithstanding the provisions of Section 3, above, but subject to the following provisions of this Section 4, if at any time following the date hereof, a majority of the Company’s Board of Directors and holders of a majority of the voting rights with respect to the Shares then outstanding (voting as a single class) (the “Majority Stockholders”) shall vote or otherwise enter into an agreement to (A) sell in a bona fide arms’ length transaction all of the Shares owned by the Majority Stockholders to any independent third party, person or group of persons who are not affiliated with the Majority Stockholders (an “Outsider”), or (B) an agreement to enter into a bona fide arms’ length transaction pursuant to which the Company agrees to merge with or into another entity or agrees to sell all or substantially all of the assets of the Company to another independent, third party entity that is not affiliated with the Majority Stockholders (in each case, a “Corporate Transaction”), then the Majority Stockholders may require that each Stockholder sell all of the Shares owned by such Stockholder to such independent third party, person or group of persons at the same price per share and on the same terms and conditions as are applicable to the proposed sale by such Majority Stockholders and/or vote such securities in favor of the Corporate Transaction. Each Stockholder hereby grants to Compass or its designee an irrevocable proxy, coupled with an interest, to vote all shares of capital stock owned by the Stockholder and to take such other actions to the extent necessary to carry out the provisions of this Section 4 in the event of any breach by the Stockholder of its obligations hereunder.
     (b) In order to exercise the rights under this Section 4, the Majority Stockholders must give notice to each Stockholder (other than the Majority Stockholders) not less than thirty (30) days prior to the proposed date upon which the contemplated Corporate Transaction is to be effected.
     (c) The obligations of the Stockholders pursuant to this Section 4 are subject to the satisfaction of the following conditions:
     (i) upon the consummation of the Corporate Transaction, each Stockholder shall receive the same proportion of the aggregate consideration from such Corporate Transaction (including in such aggregate consideration the amount of any non-competition payments or finders, brokers, consulting or similar fees to be received by the Majority Stockholders) that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s certificate of incorporation as in effect immediately prior to the entrance into the first agreement entered into in connection with, and prior to, such Corporate Transaction (giving effect to applicable orders of priority);
     (ii) if any holders of a class or series of capital stock are given an option as to the form and of consideration to be received, each other holder of such class or series shall be given the same option;
     (iii) the Corporate Transaction must be a bona fide, arms’ length transaction;
     (iv) the purchaser, acquirer or similar counterparty in the Corporate Transaction must not be affiliated with any of the Majority Stockholders, including, without limitation, that the purchaser, acquirer or similar counterparty must not, directly or indirectly, be a stockholder, officer, director, partner, member or manager of any of the Majority Stockholders;
     (v) prior to the Corporate Transaction, the purchaser, acquirer or similar counterparty in the Corporate Transaction must not, directly or indirectly, control, be controlled by, or be under common control with, any of the Majority Stockholders;
     (vi) if any Stockholder obtains in connection with the Corporate Transaction any contractual rights, such as registration rights, rights of co-sale, preemptive rights, and the like, each other Stockholder shall receive substantially commensurate contractual rights in connection with such Corporate Transaction;
     (vii) each Stockholder shall only be obligated to make representations or warranties in any such Corporate Transaction as to such Person’s (A) title and ownership of the Shares to be sold by such Person, (ii) authorization, execution and delivery of relevant documents by such Person, and (iii) the enforceability of relevant documents against such Person; and

     (viii) in the event that all of the Stockholders are required to provide any representations or indemnities in connection with the Corporate Transaction, each Stockholder shall not be liable for more than such person’s pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed both the total purchase price or consideration received by such Stockholder for such person’s Shares in such Corporate Transaction and such Stockholders’ pro rata share of any escrow established in connection with any such Corporate Transaction.
SECTION 5 — TAG-ALONG RIGHTS
     (a) With respect to any proposed transfer, sale or other disposition (as used in this Section 5, collectively, a “proposed transfer”) of Shares by Compass (Compass and any of its transferees permitted hereunder being hereinafter referred to collectively as the “Control Group”) to a person (such other person being hereafter referred to in this Section 5 as the “proposed purchaser”), other than pursuant to a transfer by a member of the Control Group to another member of the Control Group or to one or more Permitted Transferees, each other Stockholder shall have the right (the “Tag-Along Right”) to sell to the proposed purchaser up to a pro rata portion of the Shares subject to the proposed transfer based on the relative number of Shares owned by Compass and each Stockholder that exercises its Tag-Along Right hereunder. Any Shares purchased from a Stockholder pursuant to this Section 5 shall be for the same consideration and upon the same terms and conditions as such proposed transfer by the Control Group. A representative of the Control Group (the “Control Group Representative”) shall, not less than thirty (30) nor more than ninety (90) calendar days prior to each proposed transfer, notify, or cause to be notified, each other Stockholder in writing of each such proposed transfer, setting forth in such notice (the “Control Group Transfer Notice”): (A) the name of the transferor and the number of Shares proposed to be transferred; (B) the name and address of the proposed purchaser; (C) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser; and (D) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 5.
     (b) The Tag-Along Right may be exercised by a Stockholder by delivery of a written notice to the Control Group Representative (the “Tag-Along Notice”) within twenty (20) days following its receipt of the Control Group Transfer Notice. The Tag-Along Notice shall state the number of Shares that such Stockholder proposes to include in such transfer to the proposed purchaser. In the event that the proposed purchaser does not purchase Shares from such Stockholder on the same terms and conditions as specified in the Control Group Transfer Notice, then the Control Group shall not be permitted to sell any Shares to the proposed purchaser in the proposed transfer. If no Tag-Along Notice is received during the 20-day period referred to above (or if such Tag-Along Notices do not cover all the Shares proposed to be transferred), the Control Group shall have the right, for a period of ninety (90) days after the expiration of the 20-day period referred to above, to transfer the Shares specified in the Control Group Transfer Notice (or the remaining Shares) on terms and conditions no more favorable than those stated in the Tag-Along Notice and in accordance with the provisions of this Section 5.

     (c) The Company agrees not to affect any transfer of Shares by any member of the Control Group until it has received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.
SECTION 6 — UNAUTHORIZED TRANSFERS
     If a party hereto or transferee of a party hereto fails to act in conformity with this Agreement, or if any Shares are held in any manner contrary to the terms of this Agreement, then the other parties to this Agreement may avail themselves of all remedies afforded at law, in equity or in this Agreement and, in addition, any dividends otherwise to be paid upon such Shares shall be retained by the Company and such breaching party shall have no right to vote on any matters in respect to Company. When the breach is cured, the Company shall deliver the withheld distributions, without interest, and the breaching party shall be entitled to vote on any matters properly presented to a vote of the holders of the Shares subsequent to the date such breach is cured. Any purported transfer of Shares in violation of this Agreement shall not affect the beneficial ownership of such Shares and shall not be recognized in the books and records of the Company.
SECTION 7 — CERTAIN RIGHTS OF NORWEST
     (a) Norwest Director. The parties hereto acknowledge and agree that Section 2.5 of the Note Purchase Agreement provides that, as long as Norwest holds no less than 25% of the Shares held by it on the date hereof, Norwest shall have the right to designate one (1) member of the Board of Directors of the Company and one (1) member of the Board of Directors of Crosman (the “Norwest Director”). The Company, Compass and the other Stockholders shall vote all of their respective Shares and shares of capital stock of Crosman, as applicable, (i) to elect as a director of the Company and Crosman the person designated in writing by Norwest to serve as the Norwest Director and (ii) if and to the extent directed by Norwest, for the removal of the Norwest Director. In the event of the death, resignation or removal of the Norwest Director, the Company, Compass and the other Stockholders shall vote all of their respective Shares and shares of capital stock of Crosman, as applicable, to replace that director by another person designated by Norwest. Notwithstanding any provision hereof to the contrary, for so long as Norwest holds no less than 25% of the Shares held by it on the date hereof, the provisions of this Section 7 may only be amended with the prior written consent of Norwest.
     (b) Preemptive Rights. (i) So long as Norwest owns any Shares, except for Excluded Issuances (as defined below), if the Company authorizes or issues to any Person (the “Proposed Purchaser”) any Shares or any other equity securities, debt securities containing equity features or other securities or other rights convertible into or containing options or rights to acquire any such debt or equity securities (collectively, “Securities”), the Company shall, at least 90 days prior to such authorization or issuance, offer to sell by written notice (a “Proposal Notice”) to Norwest a portion of such Securities equal to the quotient determined by dividing (A) the number of Shares then held by Norwest by (B) the total number of Shares then outstanding (in each case, calculated assuming the exercise of all outstanding warrants and options to purchase Shares to the extent such warrants and options are then exercisable by their respective terms). The Proposal Notice shall describe the terms of the offering and shall set forth in reasonable detail the Securities being offered, the purchase price thereof, the payment terms and Norwest’s percentage allotment. Norwest shall be entitled to purchase for cash such Securities at the most favorable price and on the most favorable terms as such Securities are to be offered to any Proposed Purchaser.
     (ii) In order to exercise its purchase rights hereunder, Norwest must deliver a written notice to the Company describing its election hereunder within 15 days after receipt of the Proposal Notice from the Company; provided that any such election may be subject to the consummation of the sale of the Securities described in the Proposal Notice on the terms set forth therein.
     (iii) If Norwest fails to timely exercise its rights pursuant to Section 7(b)(ii), the Company shall be entitled to sell such Securities which Norwest has not elected to purchase to the Proposed Purchaser during the 90 days following such expiration on terms and conditions no more favorable to the Proposed Purchaser thereof than those offered to Norwest. Any Securities offered or sold by the Company to the Proposed Purchaser after such 90-day period must be reoffered to Norwest pursuant to the terms of this Section 7(b).
     (iv) Notwithstanding the foregoing, the Company may issue and sell Securities without first complying with Section 7(b)(i) provided that the following conditions are met: (a) the Board has determined in good faith that (x) the Company needs an immediate cash investment; (y) no alternative financing is available under reasonable timing and on reasonable terms for the Company; and (z) the delay caused by compliance with Section 7(b)(i) in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company; (b) the Company gives prompt notice to Norwest of such investment, which notice shall describe in reasonable detail the Securities being purchased by the Person making such purchase; and (c) as promptly as practical following the issuance of Securities as provided above (but in any event within 30 days following such issuance), the Company shall take all steps reasonably necessary to enable Norwest to effectively exercise its preemptive rights under Section 7(b)(i) with respect to the Securities.
     (v) For purposes of the foregoing, “Excluded Issuances” means (A) issuances of equity securities pursuant to a Public Offering or Stock Options, (B) equity securities issued in connection with the acquisition of another Person by the Company or any of its subsidiaries, whether by merger, purchase of all or substantially all assets or other acquisition of stock, recapitalization or reorganization as a result of which the Company shall become the owner of more than 50% of the voting power of the securities of such corporation, provided that such equity securities are issued to the equity holders of the acquired Person and not to any other Person, (C) up to an aggregate of 30,000 Shares issued by the Company to any director, officer, manager or employee of the Company or of any subsidiary of the Company, (D) equity securities issued in connection with any stock split, stock dividend, recombination, or reclassification of Shares distributable on a pro rata basis to all holders of Shares, and (E) up to 100,000 Shares to Compass and/or Norwest in accordance with the provisions of that certain Warrant Agreement dated as of February 10, 2004 among the Company, Compass and Norwest and the warrants issued pursuant thereto.

     (c) Termination. Notwithstanding any other provision hereof to the contrary, (i) all of the rights and benefits of Norwest under this Section 7 shall terminate and be of no further force and effect from and after the date that Norwest ceases to own any Shares and (ii) the rights and benefits of Norwest under this Section 7 shall not be assignable by Norwest to any other party, without the prior written consent of the Company and Compass, which consent may be withheld in the sole discretion of such parties, and any attempted assignment thereof contrary to the provisions hereof shall be void and of no force and effect.
SECTION 8 — CONFIDENTIAL INFORMATION
     Norwest hereby acknowledges its obligations with respect to confidentiality as set forth in Section 9.13 of the Note Purchase Agreement, which obligations are incorporated by reference herein and made a part hereof to the same extent as if they were set forth herein in their entirety. Such obligations shall survive the termination of the Note Purchase Agreement and Norwest shall be bound by the same for so long as it shall own any Shares. Each other Stockholder acknowledges that, as a Stockholder of the Company, he, she or it may become privy to confidential information regarding the Company and its subsidiaries and the financial condition, business or operations of the Company and its subsidiaries. Each other Stockholder agrees that he, she or it will maintain in strict confidence and will not, directly or indirectly, divulge, transmit, publish, release, or otherwise use or cause to be used in any manner to compete with or contrary to the interests of the Company and its subsidiaries, any confidential information relating to the Company’s or its subsidiaries’ systems, operations, processes, computer programs and data bases, records, development data and reports, cost analyses, flow charts, know how, customer lists, supplier lists, marketing data, personnel data, or any information relating to sales, financial structure, pricing, or other information of like nature. Each other Stockholder acknowledges that all information regarding the Company and its subsidiaries compiled or obtained by or furnished to him, her or it in connection with his, her or its association with the Company or any subsidiary thereof is confidential information and the Company’s and such subsidiary’s exclusive property. Upon demand by the Company, any Stockholder shall surrender to the Company all original and facsimile records, documents, data, and other materials in his possession pertaining to the Company, except to the extent such Stockholder is required to retain such information by law or regulatory authority. Notwithstanding the foregoing, this provision does not apply to the extent, and only to the extent, such information is clearly obtainable in the public domain.
SECTION 9 — LEGEND; COMPLIANCE WITH SECURITIES LAWS
     (a) Legend. In order to effectuate this Agreement, each certificate evidencing Shares shall bear the following legend (or a legend of similar import):
“Ownership, encumbrance, pledge, assignment, transfer, or other disposition of this share certificate, or any shares issued in lieu hereof, are restricted by a Stockholders’ Agreement to which the Company and the original purchaser or holder of these shares are parties, a copy of which Agreement is on file in the office of the Company. A copy of said Agreement will be mailed by the

Company to any stockholder without charge within five (5) days after its receipt of a written request therefor.”
The failure of the Company to place the foregoing legend on share certificates shall not affect the validity or enforceability of this Agreement as among the parties.
     (b) Investment Representation. Each Stockholder represents to all other Stockholders and to the Company that all Shares have been acquired for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act; that such Stockholder has no present intention of selling or otherwise disposing of any of such Shares for its own account and no one else has or will have a beneficial ownership in any of such Shares; and that such Stockholder has been advised that the Shares have not been registered with the Securities and Exchange Commission and may not be offered, sold or otherwise transferred except in compliance with the Securities Act.
     (c) Covenant to Comply with Securities Laws. By acceptance of a certificate evidencing shares of the Company, each party hereto agrees that at no time shall any of the Shares be transferred in the absence of (i) an effective registration statement under the Securities Act and applicable state securities laws with respect to such Shares at such time, or (ii) upon the request of the Company, an opinion of counsel in form and substance satisfactory to the Company and its counsel, to the effect that the proposed transfer at such time will not violate the Securities Act or applicable state securities laws.
SECTION 10 — MISCELLANEOUS
     (a) This Agreement shall terminate upon the earliest to occur of the following: (i) the sale of all of the Shares to an Outsider pursuant to Section 4, above; (ii) closing of any public offering by the Company of its equity securities pursuant to an effective registration statement filed by the Company pursuant to the Securities Act (other than pursuant to a registration statement on Form S-8 or any successor Form thereto) resulting in net proceeds to the Company or its stockholders of at least $50,000,000; provided that if the Company does not on such date have a total market equity value of its publicly traded securities of at least $50,000,000, then this Agreement shall not terminate pursuant to this clause (ii) until such later date as of which the Company has a total market equity value of its publicly traded securities of at least $50,000,000; (iii) the dissolution of the Company; or (iv) the date upon which there is only one (1) holder of Shares.
     (b) Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any person or entity, other than the parties hereto, any rights hereunder.
     (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     (d) Section headings are not to be considered part of this Agreement. They are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

     (e) All of the terms and words used in this Agreement shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context of this Agreement or any paragraph or clause herein may require, the same as if such terms and words had been fully and properly written in the number and gender.
     (f) All provisions of this Agreement are distinct and severable. If any provision shall be held to be unenforceable, the other provisions of this Agreement shall not be affected but shall remain in full force. The Company and the Stockholders agree that any unenforceable provision or restriction in this Agreement shall be deemed modified so it shall be enforced to the greatest extent permissible under law.
     (g) This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same instrument.
     (h) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., Westport, Connecticut time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Stockholder at the address indicated below such Stockholder’s signature hereto, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:
Crosman Acquisition Corporation
c/o The Compass Group
61 Wilton Road, 2nd Floor
Westport, CT 06880
Attention: I. Joseph Massoud
Telephone: (203) 221-1703
Telecopy: (203) 221-8253
with copies to:
Compass Crosman Partners, L.P.
c/o The Compass Group
61 Wilton Road, 2nd Floor
Westport, CT 06880
Attention: Alan Offenberg
Telephone: (203) 221-1703
Telecopy: (203) 221-8253

and
Squire, Sanders & Dempsey L.L.P.
321 Walnut Street, Suite 3500
Cincinnati, OH 45202
Attention: Stephen C. Mahon, Esq.
Telephone: (513) 361-1230
Telecopy: (513) 361-1200
     (i) The parties covenant and agree to execute and deliver such further instruments, agreements and other documents reasonably requested by any other party in order to effectuate the terms of this Agreement.
     (j) This Agreement supersedes all previous stockholders’ or similar agreements among the Company and any one or more of the Stockholders, including, without limitation, that certain Amended and Restated Stockholders Agreement dated as of October 15, 1999 among the Company and the other parties named therein.
     (k) This Agreement may be amended only by the affirmative vote or written consent of (i) the holders of more than fifty percent (50%) of all issued and outstanding Shares, (ii) for so long as Compass or any Affiliate thereof is a Stockholder, Compass, and (iii) for so long as Norwest is the holder of no less than 67% of the Shares held by it as of the date hereof, Norwest; provided, however, that (A) for so long as Norwest shall own no less than 25% of the Shares held by it as of the date hereof, Section 7 hereof may only be amended with the prior written consent of Norwest, (B) if any amendment to this Agreement would alter any other provision applicable to a specific party such provision may only be amended with such party’s consent, and (C) if any amendment to this Agreement materially adversely affects the rights of any Stockholder differently from the persons approving such amendment as provided herein, then the consent of such adversely affected Stockholder shall be required. If this Agreement is amended by the consent of the holders of fewer than all Shares, the secretary of the Company shall mail a copy of the amendment to each Stockholder who did not so consent.
     (1) This Agreement shall be binding upon and shall inure to the benefit of the Company its successors and assigns, and shall be binding upon and inure to the benefit of the Stockholders and any holders of any Shares issued by the Company subsequent to the adoption of this Agreement and during the term of this Agreement, as well as their respective heirs, representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first appearing above.

CROSMAN ACQUISITION CORPORATION,
a Delaware corporation

By:	/s/ Alan B. Offenberg

Name:

Title:

COMPASS CROSMAN PARTNERS, L.P.,
a Bahamian limited partnership

By:	Navco Management, Inc.,
Its General Partner

By:	/s/ I. Joseph Massoud

Name:

Attorney-in-Fact
(440,310 Shares)
Address: c/o The Compass Group
                61 Wilton Road, 2nd Floor
                Westport, CT 06880
                Attention: Alan Offenberg
                Telephone: (203) 221-1703
                Telecopy: (203) 221-8253

NORWEST MEZZANINE PARTNERS I, L P,
    a Minnesota limited partnership
By: Itasca Mezzanine Partners I, LLP,
       a Minnesota limited liability partnership,
       its General Partner

By:	[ILLEGIBLE]

Name:

Title:

(77,426 Shares)
Address:

Attention:

Telephone:

Telecopy:

KEN D’ ARCY, an individual
([30,043] Shares)
Address:

Attention:

Telephone:

Telecopy:

STEVE UPHAM, an individual
([3,527] Shares)
Address:

Attention:

Telephone:

Telecopy:

NORWEST MEZZANINE PARTNERS I, L P,
    a Minnesota limited partnership
By: Itasca Mezzanine Partners I, LLP,
       a Minnesota limited liability partnership,
       its General Partner

By:

Name:

Title:

(77,909 Shares)
Address:

Attention:

Telephone:

Telecopy:

/s/ Ken D’Arcy

KEN D’ARCY, an individual
(29,157 Shares)
Address: 7851 Royal Woods
Pittsford, NY 14534
Telephone: (585) 924-7025

/s/ Steve Upham

STEVE UPHAM, an individual
(3,699 Shares)
Address: 1398 New Seabury Lane
Victor, NY 14564
Telephone: (585)724-2441

/s/ Dan Schultz

DAN SCHULTZ, an individual
(3,699 Shares)
Address: 11397 Wickles Road
Prattsburg, NY 14873
Telephone: (607) 522-3746

/s/ Robert Beckwith

ROBERT BECKWITH, an individual
(3,699 Shares)
Address: 107 Country Downs Circle
Fairport, NY 14450
Telephone: (585) 485-9539